SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 5, 2007

ADS MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

UTAH	000-24778	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12758 Cimarron Path, Suite B-128

San Antonio, Texas 78249-3426

(Address of principal executive office)

Issuer's telephone number: (210) 655-6613

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 – Changes in Registrant’s Certifying Accountant

On November 5, 2007, the audit committee of ADS Media Group, Inc. approved a mutual agreement with the company’s independent auditor, Sprouse & Anderson, LLP, to terminate Sprouse & Anderson’s engagement as the company’s independent auditor and to engage Padgett, Stratemann & Co., LLP as the Company’ s new auditor. Sprouse & Anderson has merged with the firm of Padgett, Stratemann & Co., L.L.P. and thus has agreed to resign as the Company’s auditor. At the same time, the Company’s audit committee has approved the engagement of Padgett, Stratemann & Co., LLP as the new auditor and expects to maintain a continuity of auditing experience and personnel.

At the time of terminating the audit engagement, there were no disagreements between the company and Sprouse & Anderson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Sprouse & Anderson’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Sprouse & Anderson reported on the Company’s financial statements for the fiscal years from 2002 through 2006.

The auditor’s reports on the financial statements of the Company during the two most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles.

Item 7 Financial Statements, Pro Form Financial Information and Exhibits

Exhibits

16.1	Letter on change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADS MEDIA GROUP, INC.

Date: November 8 , 2007	/s/ Michael Wofford
Michael Wofford, Chief Financial Officer